EXHIBIT 10.97

                                    AGREEMENT

  Agreement dated as of January 1, 1999 (the "Agreement") between Michael D. Rowsey ("Executive"), Cynthia Rowsey ("Spouse"), United Stationers Inc. (the "Company") and United Stationers Supply Co. ("Supply").

                  WHEREAS, the Executive, the Company and Supply are parties to an Employment Agreement, dated as of June 1, 1997, pursuant to which the Company and Supply have employed the Executive as Executive Vice President (the "Employment Agreement");

                  WHEREAS, the parties desire to terminate the Employment Agreement and Executive's employment with the Company and Supply; and

                  WHEREAS, the parties desire that certain provisions of the Employment Agreement remain in full force and effect, as set forth in this Agreement;

                  NOW THEREFORE, for and in consideration of the mutual covenants, agreements, promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Executive, Spouse, the Company and Supply hereby agree as follows:

                  1. TERMINATION: For "Good Reason" as defined in the Employment Agreement, the Executive hereby resigns from his employment with the Company and Supply as of the date of this Agreement (the "Termination Date"). Executive further agrees to and does hereby resign effective as of the Termination Date from any other appointments or positions which he may hold with the Company or any of its Subsidiaries, including without limitation, his position as an officer of the Company and each of its Subsidiaries. Executive agrees to execute all further documents which the Company may request of him to effectuate such resignations.

                  2. TERMINATION PAYMENT: (a) In connection with such termination of employment and the execution of this Agreement, the Executive will be paid the amount of $1,046,000, which is equal to: two years of the Executive's current base salary of $275,500 per year, plus two years of Executive's 1997 targeted bonus of $247,500 per year (hereinafter `Severance Amount"). The Severance Amount will be paid in equal semi-monthly installments over two years, beginning on January 31, 1999 and ending on December 31, 2000. However, the Severance Amount will be offset by the amount of any remuneration (whether paid currently or deferred, whether paid in cash, property, services or otherwise) paid or provided to or on behalf of Executive with respect to any services performed by Executive (whether as an employee, consultant or otherwise) for a party other than the Company or Supply or any of their respective Subsidiaries during the period that the Severance Amount is payable, provided, however, that nothing in the preceding sentence or otherwise will be construed to obligate Executive to seek employment. In addition, the Executive will be paid his 1998 bonus under the Company's Management Incentive Plan at the time such bonuses are paid to other employees. In each case, payments will be made to the Executive by the Company or Supply less any applicable deductions or other amounts to be withheld required by applicable law. (b) Until the earlier of December 31, 2000 or the time Executive receives at least equivalent coverage (determined on a coverage by coverage basis) from or in connection with a subsequent employer, Company and Supply shall cause Executive to be provided health care coverage for himself, his Spouse and his eligible dependents under the group health plan of Company or Supply as in effect from time to time, group term life insurance (currently in the coverage amount of $689,000) and split dollar insurance coverage (in the face amount of $510,000 subject to the Company's right to recovery of premiums paid) under the same terms as though the Executive was still an employee. Notwithstanding the prior sentence, if the Executive is precluded from continuing participation in any such program or arrangement, or if his Spouse and/or his eligible dependents are precluded from coverage under any such plan or arrangement due to the fact that Executive is no longer an employee of the Company, Executive shall be paid by the Company or Supply with the after-tax economic equivalent of the benefits to be provided under such plan or arrangement in which he, his Spouse and/or his eligible dependents are unable to participate until the time such coverage would have ended pursuant to the preceding sentence. Such after-tax economic equivalent payment (determined by the Company as the lowest cost that would be incurred by the Executive in obtaining a comparable benefit on a non-group basis) will be made quarterly in advance. (c) To the extent permitted by the Company's group health plan as in effect from time to time and any insurers of such plan, other than limitations imposed unilaterally AND in bad faith by the Company or Supply will provide health care coverage under the group health plan as in effect from time to time after the entitlement to group health coverage under subsection (b) expires to the Executive until he reaches age 65, his Spouse until she reaches age 65 and each of his eligible dependents until such eligible dependent reaches age 21. To receive such coverage, noted in this Section (c), the COBRA premium amount (as determined under Section 4980B(f)(4) of the Internal Revenue Code of 1986, as amended through the date hereof) as reasonably determined by the Company must be paid on an annual basis in advance by the Executive, Spouse and eligible dependents, as applicable. (d) Subject to the foregoing effective as of the date hereof, all benefits under all other Company plans, programs and/or arrangements will terminate, except that Executive will be entitled to his vested benefits under the United Stationers Pension Plan, the United Stationers Inc. 401(K) Savings Plan and United Stationers Supply Co.'s Deferred Compensation Plan and may have continuation or conversion rights under the voluntary contributory term life insurance and accident insurance which Executive should review.

                  3. OPTIONS: All vested options held by the Executive for the purchase of the Company's common stock listed on Exhibit "1" hereto will remain vested and exercisable in accordance with their terms until January 1, 2001, at which time they will lapse and be of no further force or effect, except to the extent previously exercised. The Executive acknowledges and agrees that the option to purchase 15,000 shares of Company common stock granted to the Executive on January 28, 1998 has not vested and will lapse and be of no further force or effect as of the date hereof. Executive acknowledges and agrees that to the extent required by applicable law that he will remain an "affiliate" of the Company for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, for a period of three months following termination of his employment and his resignation as a director of the Company and that, prior to any sale of any Company common stock, he must otherwise comply with the requirements of Rule
144. In addition Executive acknowledges that he will to the extent required by applicable law not buy or sell any securities of the Company during any period in which he is privy to material information not generally disclosed to the public.

                  4. VACATION/REIMBURSEMENT. Within one week of the execution of this Agreement, Executive will be paid by the Company or Supply for four weeks of earned but unused vacation, and reimbursed for any submitted business expenses pursuant to the provisions of Supply's expense reimbursement policy.

                  5. RETURN OF ITEMS AND DOCUMENTS: Executive agrees that he has returned to the Company all property of or relating to the Company or its Subsidiaries, including but without limitation, (1) the automobile leased for his use by the Company; (2) the computer provided for his use by the Company; and (3) all originals and all copies of documents, notes, computer discs, tapes or other tangible information of any sort which he has in his possession or under his custody or control that is the property of the Company or any of its Subsidiaries or that relate in any manner to his duties at the Company or Supply, which is not otherwise available to the public, and will not retain any copies of such matter. The materials required to be returned pursuant to this paragraph 6 shall not include personal correspondence that does not relate to the Company, its Subsidiaries or any of its businesses.

                  6. WITHHOLDING: The payments and benefits set forth in paragraph 2 shall be subject to applicable federal, state and local withholding taxes and to any withholding required by applicable law or pursuant to this Agreement that would be applicable were he an employee of the Company. Executive agrees that, to the extent that any individual Federal or State taxes of any kind may be due as a result of any such payment to Executive, Executive shall be solely responsible for such taxes and will indemnify, defend, and hold harmless the Company and Supply in the event there is any claim against the Company and/or Supply for such taxes.

                  7. GENERAL RELEASE AND COVENANT NOT TO SUE:

                  (a) The Executive and Spouse, on behalf of themselves, their attorneys, heirs, executors, administrators and assigns (together the "Executive Parties"), hereby generally release and forever discharge the Company, Supply and their respective predecessors, successors, assigns, parents, Subsidiaries and affiliates and their respective past and present shareholders, directors, officers, employees, agents, representatives, principals, insurers and attorneys (together the "Company Parties") from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys' fees, obligations or causes of action, known or unknown of any kind and every nature whatsoever, and whether or not accrued or matured, which any of them may have, arising out of or relating to (A) any transaction, dealing, relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to and including the Termination Date, including but not limited to the Executive's employment by the Company or his services as an Officer or Employee of the Company or its Subsidiaries, or otherwise relating to the termination of such employment or services, and any claim against the Company or Supply based on, relating to or arising under wrongful discharge, breach of contract (whether oral or written), tort, fraud, defamation, negligence, promissory estoppel, Title VII of the Civil Rights Act of 1964, as amended, any other civil or human rights law, the Age Discrimination In Employment Act, Americans With Disabilities Act, Employee Retirement Income Security Act of 1974, as amended, or any other Federal, State or local law relating to employment or discrimination in employment or otherwise, provided, however, that such General Release will not limit or release (i) Executive's rights under this Agreement (including but not limited to the provisions of the Employment Agreement incorporated herein), (ii) Executive's rights to indemnification from the Company in respect of his services as an officer, employee or director of the Company or Supply any of their Subsidiaries as provided by law or the Certificate of Incorporation or by-laws (or like constitutive documents) of the Company or Supply or any Subsidiary thereof, or (iii) except as set forth herein, Executive's contractual rights under any Stock Option Agreement that is in effect with respect to Stock Options that have been granted to Executive prior to the Termination Date. The Executive and Spouse, on behalf of themselves and the Executive Parties, hereby covenant forever not to assert, file, prosecute, commence, institute (or sponsor or purposely facilitate any person in connection with the foregoing), any complaint or lawsuit or any legal, equitable or administrative proceeding of any nature, against any of the Company Parties in connection with any matter released in this paragraph 7, and represent and warrant that no other person or entity has initiated or, to the extent within his control, will initiate any such proceeding on their behalf.

                  (b) The Company and Supply, on their own behalf and on behalf of the Company Parties, hereby generally releases and forever discharges the Executive Parties from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys' fees, obligations or causes of action, known or unknown of any kind and every nature whatsoever, and whether or not accrued or matured, which any of them may have, arising out of or relating to any transaction, dealing, relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to and including the Termination Date, including but not limited to the Executive's employment by the Company or Supply or his services as an Officer, Director or Employee of the Company or Supply or its Subsidiaries, or otherwise relating to the termination of such employment or services, provided, however, that such General Release will not limit or release (i) the Company's or Supply's rights under this Agreement including those provisions of the Employment Agreement incorporated herein by reference, (ii) the Company's or Supply's rights against Executive with respect to any fraudulent or criminal activity (the Company and Supply acknowledge they have no current knowledge of any such activity) or (iii) the Company's rights under any Stock Option Agreement that is in effect with respect to Stock Options that have been granted to Executive prior to the Termination Date. The Company and Supply each, on behalf of itself and the Company Parties, hereby covenants forever not to assert, file, prosecute, commence, institute (or sponsor or purposely facilitate any person in connection with the foregoing), any complaint or lawsuit or any legal, equitable or administrative proceeding of any nature, against any of the Executive Parties in connection with any matter released in this paragraph 7, and represents and warrants that no other person or entity has initiated or will initiate any such proceeding on their behalf.

                  8.        NON-DISPARAGEMENT:

                  (a) Executive and Spouse shall not, directly or indirectly, make or cause to be made and shall cause the officers, directors, employees, agents and representatives of any entity or person controlled by Executive or Spouse not to make or cause to be made, any disparaging, denigrating, derogatory or other negative or false statement orally or in writing to any person or entity about the Company, Supply, its or their respective parents, Subsidiaries or affiliates, its or their respective executive officers or members of its or their Boards of Directors, or the business strategy or plans, policies, practices or operations of the Company or Supply, or of its or their respective parents, Subsidiaries or affiliates.

                  (b) Company and Supply shall not, directly or indirectly, make or cause to be made any disparaging, denigrating, derogatory or other negative or false statement orally or in writing to any person or entity about the Executive. Notwithstanding, Executive acknowledges that the Company cannot control the conduct of each of its employees.

                  9. COOPERATION: Executive agrees to reasonably cooperate with the Company as reasonably directed by the Company by responding to questions, depositions, administrative proceedings and court hearings, executing documents, and cooperating with the Company and its accountants and legal counsel with respect to business issues, and/or claims and litigation of which he has personal or corporate knowledge. Executive further agrees, except as required by subpoena or other applicable legal process (after the Company has been given reasonable notice and opportunity to seek relief from such requirement) to maintain, in strict confidence, any information of which he has knowledge regarding current and/or future claims, administrative proceedings and litigation. Executive agrees, except as required by subpoena or other applicable legal process (after the Company has been given reasonable notice and opportunity to seek relief from such requirement) not to communicate with any party(ies), their legal counsel or others adverse to the Company and/or Supply in any such claims, administrative proceedings or litigation except through the Company's designated legal counsel. Executive also shall make himself available at reasonable times and upon reasonable notice to answer questions or provide other information within his possession and requested by the Company relating to the Company, its Subsidiaries and/or their respective operations in order to facilitate the smooth transition of Executive's duties to his successor. The Company shall reimburse Executive for any documented out-of-pocket expenses, including but not limited to reasonable legal fees, reasonably incurred by Executive in complying with this paragraph 9. To the extent Executive's services are required pursuant to this paragraph 9 for any extended period, the Company will pay to Executive a per diem amount calculated based on Executive's annual base salary in effect immediately prior to the Termination Date.

                  10. MAIL: The Company may open and answer, and authorize others to open and answer, all mail, communications, and other correspondence addressed to Executive at the Company, Supply or any of their respective Subsidiaries (excluding any such mail, communications or correspondence clearly marked "personal or confidential"), and Executive shall promptly refer to the Company all inquiries, mail, communications, and correspondence received by him as an Officer or Director of the Company, Supply or any of their respective Subsidiaries. If any such mail, communications or correspondence received by the Company includes any threat of or could result in any claim against Executive personally, the Company shall promptly notify Executive thereof.

                  11. NOTICES: Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board of Directors, the Company and Supply at the Company's then principal office, or to the Executive at the address set forth on the signature page hereof, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this paragraph 11. Notices shall be deemed given when received.

                  12. CERTAIN ACKNOWLEDGMENTS: Executive and Spouse acknowledge that before entering into this Agreement they have had the opportunity to consult with any attorney or other advisor of their choice, and have done so, and have not relied in connection herewith on legal counsel for the Company. Executive and Spouse acknowledge that they have entered into this Agreement of their own free will, that no promises or representations have been made to them by any person to induce them to enter into this Agreement other than the terms expressly set forth herein.

                  13. AUTHORIZATION BY THE COMPANY AND SUPPLY: Each of the Company and Supply represents and warrants to Executive that (i) it has the corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder; (ii) the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company or Supply, as appropriate; and (iii) this Agreement is a valid and binding obligation of each of the Company and Supply, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally.

                  14. PRIOR AGREEMENTS: With the exception of certain provisions of the Employment Agreement to which paragraph 15 of this Agreement specifically refers and the provisions of any Stock Option Agreement that is in effect with respect to stock options that have been granted to Executive prior to the Termination Date, this Agreement integrates the whole of all agreements and understandings of any sort or character between the parties concerning the subject matter of this Agreement and any other dealings between the parties, and supersedes all prior negotiations, discussions, or agreements of any sort whatsoever relating to the subject matter hereof, or any claims that might have ever been made by one party against any opposing party to this Agreement. There are no representations, agreements, or inducements except as set forth expressly and specifically in this Agreement. Further, except as expressly as set forth herein, all prior employment contracts, if any, between the parties are superseded by this Agreement. There are no unwritten oral, or verbal understandings, agreements, or representations of any sort whatsoever, it being stipulated that the rights of the parties shall be governed exclusively by this Agreement.

                  15. SURVIVAL OF OTHER EMPLOYMENT AGREEMENT PROVISIONS: The provisions of Employment Agreement Sections 12 (Confidentiality), 13 (Noncompetition-Nonsolicitation), 14 (Assignability), and 21 (Beneficiaries) attached hereto and incorporated herein by reference, shall survive the Termination Date and shall continue in full force and effect and the Company and Supply represent and warrant that they have no knowledge of any breach by the Executive of any such provisions. Executive affirms and acknowledges his obligations of confidentiality and his obligations not to compete with the Company or its Subsidiaries or to solicit any employee of Company or its Subsidiaries or their customers as set forth in Sections 12 and 13 respectively of the Employment Agreement. Except as specifically described herein, all of Executive's rights and obligations and the rights and obligations of the Company and Supply under the Employment Agreement are extinguished upon the effectiveness of this Agreement.

                  16. MODIFICATION: This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                  17. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, together shall constitute one and the same instrument. Any counterpart of this Agreement that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.

                  18. SUCCESSORS AND ASSIGNS: All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive, other than by will or the laws of descent or distribution.

                  19. SEVERABILITY: All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

                  20. INDEMNIFICATION: (a) Executive and Spouse agree, warrant, and represent to the Company and Supply that Executive and Spouse have full express authority to settle all claims and demands that are the subject of paragraph 7 of this Agreement and that neither Executive nor Spouse has given or made any assignment to anyone, including Executive's or Spouse's family or legal counsel of any claims against any person or entity associated with the Company or any Company Parties. To the extent that any claim released pursuant to this Agreement may be brought by persons or entities claiming by, through, or under Executive, Spouse, their respective heirs, successors, or assigns, then Executive further agrees to indemnify, defend, and hold harmless the Company or any Company Party, its agents and its successors from any lawsuit, judgment, or settlement arising from such claims.

                  (b) Company warrants, represents and acknowledges that Executive remains covered by the Directors and Officers insurance in effect during his employment as an Officer of the Company and/or Supply.

                  21. INJUNCTION: Executive and Spouse hereby expressly acknowledge that any breach or threatened breach by either of them of any of their obligations set forth in paragraph 8 (Non-Disparagement), or any breach or threatened breach by Executive of Sections 12 or 13 of the Employment Agreement (the provisions of which shall survive the execution and delivery of this Agreement and which are incorporated herein), may result in significant and continuing injury and irreparable harm to the Company and Supply, the monetary value of which would be impossible to establish. Therefore, Executive and Spouse agree that the Company and Supply shall be entitled to injunctive relief in a court of appropriate jurisdiction with respect to such provisions. Attorneys' fees with respect to any action seeking injunctive relief shall be paid by the party against whom such relief is sought (if such action is successful) or by the party seeking such relief (if such action is unsuccessful). Executive and Spouse further agree that this provision is a material inducement to the Company and Supply entering into this Agreement Company and Supply each expressly acknowledge that any breach or threatened breach by either of them of any of their obligations set forth in Subparagraph 8(b) (non-Disparagement) may result in significant and continuing injury and irreparable harm to Executive, the monetary value of which would be impossible to establish. Therefore, the Company and Supply agree that the Executive shall be entitled to injunctive relief in a court of appropriate jurisdiction with respect to such provision. Attorneys' fees with respect to any action seeking injunctive relief shall be paid by the Party against whom such relief is sought ( if such action is successful) or by the Party seeking such relief (if such action is unsuccessful). Company and Supply further agree that this provision is a material inducement to Executive entering into this Agreement.

                  22. CHOICE OF LAW: This Agreement, including but not limited to the provisions of the Employment Agreement that are incorporated herein, shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to principles of conflict of laws).

                  23. NO RIGHT TO ADDITIONAL COMPENSATION: Except as expressly provided or referred to in this Agreement, neither the Company, Supply or any of their respective predecessors, successors, assigns or affiliates shall have any further obligation to Executive or Spouse in connection with the Employment Agreement or Executive's employment by the Company, Supply or any of their respective Subsidiaries, including but not limited to severance, compensation (including but not limited to deferred compensation, employment contracts, stock options, bonuses and commissions), health insurance, life insurance, disability insurance, club dues, vehicle allowances, vacation pay, sick pay and any similar obligations.

                  24. NO ADMISSION: The parties agree that by entering into this Agreement, no party admits to having engaged in any unlawful, wrongful or unconscionable conduct, any such conduct being expressly denied.

                  25. CONSTRUCTION: The parties agree that this Agreement was negotiated by the parties and shall not be construed against any party.

                  26. WAIVER OF AGE DISCRIMINATION CLAIM. Executive acknowledges that this Agreement includes a waiver of any rights and claims arising under the Age Discrimination in Employment Act. Executive understands he is not waiving rights or claims that may arise after the date this Agreement is executed. Executive acknowledges that the consideration he is receiving in exchange for his waiver of the rights and claims specified herein exceeds anything of value to which he already is entitled. Executive acknowledges that he was advised in writing to consult with an attorney prior to executing this Agreement. Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with legal counsel and, to the extent he deems appropriate, he has fully availed himself of this right.

Executive acknowledges that he has entered into this Agreement knowingly and voluntarily with full understanding of its terms and after having had the opportunity to seek and receive advice and counsel from his attorney. Executive acknowledges that he has been given a period of at least twenty-one (21) days within which to consider this Agreement. Executive understands that he may revoke this Agreement during the seven (7) days following the execution of this Agreement and that the Agreement will not become effective until that seven-day revocation period has expired.

                  IN WITNESS WHEREOF, the Company and Supply have caused this Agreement to be executed in their respective corporate names by an officer thereof thereunto duly authorized, and Executive and Spouse have hereunto set their hands, as of the day and year first above written.

                                            UNITED STATIONERS INC.


                                            By:  /s/ Randall W. Larrimore
                                               ---------------------------------
                                            Name:  Randall W. Larrimore
                                                 -------------------------------
                                            Title:  President & CEO
                                                  ------------------------------


                                            UNITED STATIONERS SUPPLY CO.

                                            By:  /s/ Randall W. Larrimore
                                               ---------------------------------
                                            Name:  Randall W. Larrimore
                                                 -------------------------------
                                            Title:  President & CEO
                                                  ------------------------------


                                             /s/ Michael D. Rowsey
                                            ------------------------------------
                                            Michael D. Rowsey
                                            1112 Reddington, Aurora, IL 60504

                                             /s/ Cynthia D. Rowsey
                                            ------------------------------------
                                            Cynthia Rowsey
                                            1112 Reddington, Aurora, IL 60504

                                    EXHIBIT 1


OPTIONEE STATEMENT                            UNITED STATIONERS INC.

                           EXERCISABLE AS OF 2/1/1999



--------------------------------------------------------------------------------
MICHAEL ROWSEY
1112 REDDINGTON CT
AURORA, IL 60504
SSN ###-##-####



GRANT             EXPIRATION        PLAN ID GRANT             OPTIONS           OPTION           OPTIONS           OPTIONS
DATE                 DATE               TYPE                  GRANTED           PRICE          OUTSTANDING         VESTED
----------------------------------------------------------------------------------------------------------------------------

10/2/1995        10/10/2000        MGMT  Non-Qualified       30,000          $2.560000           30,000           CURRENT

10/2/1995        10/10/2000        MGMT  Non-Qualified      210,000          $8.437500          151,428           CURRENT